Exhibit 99.1

FOR IMMEDIATE RELEASE

SmartFinancial, Inc. Completes Acquisition of Southern Community Bank

KNOXVILLE and TULLAHOMA, Tenn., May 1, 2018 (GLOBE NEWSWIRE) – SmartFinancial, Inc., Knoxville, Tennessee (“SmartFinancial”) (Nasdaq: SMBK), parent company of SmartBank, today announced the completion of its previously-announced merger with Tennessee Bancshares, Inc., Tullahoma, Tennessee (“Tennessee Bancshares”), as well as the merger of Southern Community Bank, the bank subsidiary of Tennessee Bancshares, with and into SmartBank. Based on financial data as of March 31, 2018, the combined company has total assets of approximately $2 billion. With this acquisition, SmartBank expands its footprint into three new attractive markets—Tullahoma and Murfreesboro, Tennessee and Huntsville, Alabama.

“It is an exciting opportunity to join these two organizations. SmartBank, much like Southern Community Bank, has a strong tradition of high-quality service and building close relationships with our clients and the communities we serve,” said Billy Carroll, SmartBank President and Chief Executive Officer. “Southern Community Bank is a very efficient financial institution that will immediately make our collective team a key player in these markets.”

Bill Yoder, the former President and Chief Executive Officer of Southern Community Bank, who will serve as Chief Banking and Deposit Officer of SmartBank, stated, “this partnership is a perfect fit for Southern Community Bank, and we are excited to join the SmartBank family. We are looking forward to the next couple of months as we begin to rebrand while our teams are working hard to prepare for the conversion in mid-August. SmartBank’s experience and commitment to excellent client service is reassurance for a smooth transition for Southern Community Bank clients.”

“This partnership allows us to expand our footprint in both Middle Tennessee and Alabama and build on the solid foundation Southern Community Bank has already created in these markets,” said Miller Welborn, SmartFinancial’s Chairman. “We are pleased to welcome Southern Community Bank team members and clients to the SmartBank family and look forward to a bright future together."

The legacy Southern Community Bank branch offices will continue to operate under the Southern Community Bank name, as a division of SmartBank, until mid-August 2018, at which time it is expected these offices will adopt the SmartBank brand.

Banks Street Partners, LLC served as financial advisor to SmartFinancial and SmartBank, and SmartFinancial and SmartBank were represented by the law firm Butler Snow LLP.  Olsen Palmer LLC served as financial advisor to Tennessee Bancshares and Southern Community Bank, and Tennessee

Exhibit 99.1

Bancshares and Southern Community Bank were represented by the law firm Waller Lansden Dortch & Davis, LLP.

About SmartFinancial, Inc.

SmartFinancial, Inc., headquartered in Knoxville, Tennessee, is the bank holding company for SmartBank, a full-service commercial bank founded in 2007 and domiciled in Pigeon Forge, Tennessee. SmartFinancial’s common stock is traded on the Nasdaq Capital Market under the ticker symbol “SMBK.” SmartBank has 26 branch offices and four loan production offices across Tennessee, Alabama, and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching and acquisitions, and a disciplined approach to lending have all contributed to SmartFinancial’s and SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Forward-Looking Statements

Certain of the statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements, including statements regarding the intent, belief, or current expectations of SmartFinancial’s management regarding the company’s strategic direction, prospects, or future results or the benefits of the Tennessee Bancshares and Southern Community Bank mergers, are subject to numerous risks and uncertainties. Such factors include, among others, the risk that expected cost savings and revenue synergies from the mergers may not be realized or may take longer than anticipated to be realized; the risk that the mergers may be more expensive to complete than anticipated, including as a result of unexpected factors or events; disruption from the mergers with customers, suppliers, or employee or other business relationships; the risks associated with the integration of the companies’ businesses; the amount of costs, fees, expenses, and charges related to the mergers; changes in management’s plans for the future; prevailing economic and political conditions, particularly in our market areas; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in applicable laws, rules, or regulations; the dilution caused by SmartFinancial’s issuance of additional shares of its common stock in the mergers; and other competitive, economic, political, and market factors affecting our business, operations, pricing, products, and services. Certain additional factors which could affect the forward-looking statements can be found in SmartFinancial’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the SEC and available on the SEC’s website at http://www.sec.gov. SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

Investor Contacts

Billy Carroll
President and Chief Executive Officer
SmartFinancial, Inc.
Email: billy.carroll@smartbank.com
Phone: 865.868.0613

Frank Hughes
Executive Vice President

Exhibit 99.1

Investor Relations
SmartFinancial, Inc.
Email: frank.hughes@smartbank.com
Phone: 423.385.3009

Media Contact

Kelley Fowler
Senior Vice President
Public Relations/Marketing
SmartFinancial, Inc.
Email: kelley.fowler@smartbank.com
Phone: 865.868.0611